Exhibit 99.1

Clene Announces

$10.8 Million Registered Direct Offering

and

$5 Million Debt Facility from the State of Maryland

SALT LAKE CITY, Oct. 31, 2022 (GLOBE NEWSWIRE) -- Clene Inc. (Nasdaq: CLNN) (along with its subsidiaries “Clene”) and its wholly owned subsidiary Clene Nanomedicine Inc., a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease, today announced that it has entered into a securities purchase agreement with certain existing stockholders, including existing stockholders affiliated with Clene’s board of directors, for the purchase and sale of 10,723,926 shares of the Company’s common stock at a purchase price per share of $1.01, priced at-the-market based on the October 28, 2022 closing stock price, in a registered direct offering.

The closing of the registered direct offering is expected to occur on or about November 2, 2022, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering are expected to be approximately $10.8 million. The registered direct offering is being made without a placement agent, underwriter, broker or dealer and, as a result, Clene is not paying any underwriter commission or discount. Clene intends to use the proceeds from this offering together with its existing cash for expenses primarily related to general corporate purposes, including to fund the clinical development of its lead drug candidate, CNM-Au8®.

The shares were offered pursuant to an effective shelf registration statement on Form S-3 (No. 333-264299) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 26, 2022. A final prospectus supplement and accompanying prospectus (collectively, the “Prospectus”) containing additional information relating to the offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sales of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Clene also announced that it has executed a Commitment Letter with the Maryland Department of Housing and Community Development (“DHCD”) to borrow $5 million (the “Loan Facility”). The State Small Business Credit Initiative (“SSBCI”) program within DHCD was provided the source funds for the Loan Facility by the U.S. Department of Treasury. The Loan Facility is conditioned on Clene matching the $5 million loan with at least $5 million of new equity capital. The closing of the registered direct offering referenced above will satisfy that condition of the Loan Facility. Clene is targeting December 1, 2022, as the tentative closing date for the Loan Facility.

Mark Mortenson, Founder & Chief Science Officer of Clene Nanomedicine, added, “We greatly appreciate the continued financial support from the State of Maryland and DHCD. This offered Loan Facility is another great example of effective public-private partnerships that support continued investment in activities that create high-value pharmaceutical manufacturing jobs, specifically producing nanotherapeutics at Clene that have the potential to improve the lives of people living with neurodegenerative diseases.”

Rob Etherington, CEO and President of Clene commented, “These funds, along with existing cash-on-hand, enable Clene to advance its pipeline in difficult-to-treat neurodegenerative diseases, focusing immediately on ALS. The proceeds from these two financings, once closed, one of which is non-dilutive, will further strengthen our balance sheet, enable sufficient capital to fund our operations into the third quarter 2023, and support the regulatory path to potential marketing authorization for CNM-Au8 in the treatment of ALS.”

About Clene

Clene is a clinical-stage biopharmaceutical company focused on revolutionizing the treatment of neurodegenerative disease by targeting energetic failure, an underlying cause of many neurological diseases. The company is based in Salt Lake City, Utah, with

R&D and manufacturing operations in Maryland. For more information, please visit www.clene.com or follow us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Clene’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include our ability to demonstrate the efficacy and safety of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved; uncertainty regarding whether potential strategic partnerships will result in any agreements or transactions, or, if completed, any agreements or transactions will be successful or on attractive terms; our limited operating history and our ability to obtain additional funding for operations and to complete the development and commercialization of our drug candidates; and other risks and uncertainties set forth in “Risk Factors” in our filings with the SEC, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Media Contact	Investor Contact
David Schull	Kevin Gardner
Russo Partners, LLC	LifeSci Advisors
David.schull@russopartnersllc.com	kgardner@lifesciadvisors.com
(858) 717-2310	617-283-2856

Source: Clene Inc.